UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	March 3, 2006

National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	0-29466	47-0634000
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1245 Q Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

(402) 475-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

        Effective March 3, 2006, the Board of Directors of National Research Corporation (the “Company”) amended the Company’s Restricted Stock Incentive Plan for Joseph W. Carmichael (the “Plan”). The Plan was adopted under, and is a subset of, the Company’s 2001 Equity Incentive Plan and provides for awards to Mr. Carmichael, the Company’s President, of restricted shares of the Company’s common stock upon the Company. The plan was amended to (1) delete the section of the Plan that provided for an award based on a 2006 annual net operating income goal with a target payout value equal to $200,000, and (2) instead provide for the following:

•	four quarterly awards based on 2006 quarterly net operating income goals with target payout values equal to $50,000 each quarter; and

•	an award based on 2006 annual net operating income goals with a target payout value range of $170,000 to $260,000, less the value of any awards paid with respect to the 2006 quarterly awards.

        The foregoing description of the amendment to the Plan and the Plan is qualified in its entirety by reference to the full text of the amendment to the Plan and the full text of the Plan, as amended and restated, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Amendment to the National Research Corporation Restricted Stock Incentive Plan for Joseph W. Carmichael.

(10.2)	National Research Corporation Restricted Stock Incentive Plan for Joseph W. Carmichael, as amended and restated.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 8, 2006

NATIONAL RESEARCH CORPORATION
By: /s/ Patrick E. Beans
Patrick E. Beans
Vice President, Treasurer, Secretary and Chief
Financial Officer

NATIONAL RESEARCH CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated March 3, 2006

Exhibit
Number

(10.1)	Amendment to the National Research Corporation Restricted Stock Incentive Plan for Joseph W. Carmichael.

(10.2)	National Research Corporation Restricted Stock Incentive Plan for Joseph W. Carmichael, as amended and restated.*

*	The exhibit to this document is not being field herewith. The registrant agrees to furnish supplementally a copy of such exhibit to the Securities and Exchange Commission upon request.

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